EXHIBIT 10.1

HLSS SERVICER ADVANCE RECEIVABLES TRUST

as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

HLSS HOLDINGS, LLC,

as Administrator and as Servicer (on and after the MSR Transfer Date)

and

OCWEN LOAN SERVICING, LLC,

as a Subservicer and as Servicer (prior to the MSR Transfer Date)

and

BARCLAYS BANK PLC,

as Administrative Agent

SERIES 2013-T4

INDENTURE SUPPLEMENT

Dated as of August 8, 2013

to

FOURTH AMENDED AND RESTATED INDENTURE

Dated as of August 8, 2013

HLSS SERVICER ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES,

SERIES 2013-T4

-i-

THIS SERIES 2013-T4 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of August 8, 2013, is made by and among HLSS SERVICER ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS HOLDINGS, LLC, a Delaware limited liability company (“HLSS”), as Administrator on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements, and as Servicer under the Designated Servicing Agreements from and after the related MSR Transfer Date (as defined below), OCWEN LOAN SERVICING, LLC (“OLS”), as a Subservicer, and as Servicer under the Designated Servicing Agreements prior to the related MSR Transfer Date, and BARCLAYS BANK PLC (“Barclays”), as administrative agent (the “Administrative Agent”). This Indenture Supplement relates to and is executed pursuant to that certain Fourth Amended and Restated Indenture (as amended, supplemented, restated or otherwise modified from time to time and as further supplemented hereby, the “Base Indenture”) dated as of August 8, 2013, among the Issuer, the Servicer, the Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Wells Fargo Securities, LLC (“Wells Fargo”), Credit Suisse AG, New York Branch (“CS”) and Barclays, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Notes, the Series 2013-T4 Notes (the “Series 2013-T4 Notes”). The parties are entering this Indenture Supplement to document the terms of the issuance of the Series 2013-T4 Notes, which provides for the issuance of Notes in multiple series from time to time. The Series 2013-T4 Notes are issued in four (4) Classes of Term Notes (Class A-T4, Class B-T4, Class C-T4 and Class D-T4, with the Initial Note Balances, Stated Maturity Dates, Revolving Period, Note Interest Rates, Expected Repayment Dates and other terms as specified in this Indenture Supplement, to be known as the Advance Receivables Backed Notes, Series 2013-T4, secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Holders of the Series 2013-T4 Notes and all other Series of Notes issued under the Indenture as described therein. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 1. Creation of Series 2013-T4 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2013-T4 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “HLSS Servicer Advance Receivables Trust 2013-T4 Advance Receivables Backed Notes, Series 2013-T4 Notes.”

The Series 2013-T4 Notes shall not be subordinated to any other Series of Notes. The Series 2013-T4 Notes are issued in four (4) Classes of Term Notes. The proceeds from the sale of the Series 2013-T4 Notes shall be used to reduce the outstanding amount drawn on the Series 2012-VF1 Variable Funding Notes, the Series 2012-VF2 Variable Funding Notes and the Series 2012-VF3 Variable Funding Notes by amounts mutually acceptable by Barclays, Wells Fargo and Credit Suisse.

Section 2. Defined Terms.

With respect to the Series 2013-T4 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Administrative Agent” means, for so long as the Series 2013-T4 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, Barclays or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, together, Barclays, Wells Fargo and Credit Suisse and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rates”: means, for any date of determination with respect to each Receivable related to any Class of Series 2013-T4 Notes, the percentage amount based on the Advance Type of such Receivable, as set forth below; provided, that in the event the Servicer’s (prior to any MSR Transfer Date) or the related Subservicer’s (on and after any MSR Transfer Date) sub-prime servicer rating by S&P is reduced below “Average,” the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates prior to such ratings reduction minus 5.00%; and provided, further, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable.

Advance Type	Class A-T4 Term Notes	Class B-T4 Term Notes	Class C-T4 Term Notes	Class D-T4 Term Notes
Servicing Fee Advances in Judicial States	77.75%	85.50%	89.25%	92.75%
Servicing Fee Advances in Non-Judicial States	93.00%	94.75%	95.50%	96.25%
P&I Advances (other than Servicing Fee Advances) in Judicial States	90.00%	93.00%	94.50%	96.00%
P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	93.00%	95.00%	96.00%	96.75%
Escrow Advances in Judicial States	84.00%	89.25%	92.00%	94.25%
Escrow Advances in Non-Judicial States	92.50%	94.50%	95.25%	96.25%
Corporate Advances in Judicial States	85.00%	89.75%	92.00%	94.25%
Corporate Advances in Non-Judicial States	89.25%	92.25%	93.75%	95.25%
Loan-Level P&I Advances (other than Servicing Fee Advances) in Judicial States	89.75%	92.75%	94.00%	95.50%

Loan-Level P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	93.00%	94.75%	95.50%	96.50%
Loan-Level Escrow Advances in Judicial States	78.75%	84.75%	89.50%	93.00%
Loan-Level Escrow Advances in Non-Judicial States	90.50%	93.25%	94.50%	95.75%
Loan Level Corporate Advances in Judicial States	77.25%	85.50%	89.75%	93.00%
Loan-Level Corporate Advances in Non-Judicial States	84.75%	90.00%	92.25%	94.50%

“Advance Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Non-Recoverable Advance Amount (other than any Mortgage Loans that generate Receivables that are Loan-Level Receivables, any Mortgage Loans that are attributable to Small Threshold Servicing Agreements or any Mortgage Loans that are attributable to Low Threshold Servicing Agreements) on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all non-delinquent Mortgage Loans serviced under such Designated Servicing Agreement.

“Applicable Rating” means the rating assigned to each Class of the Series 2013-T4 Notes by S&P, as the Note Rating Agency, upon the issuance of such Class as set forth below:

(i) Class A-T4 Term Notes: AAA(sf);

(ii) Class B-T4 Term Notes: AA(sf);

(iii) Class C-T4 Term Notes: A(sf); and

(iv) Class D-T4 Term Notes: BBB(sf).

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Class A-T4 Term Notes” means, the Term Notes, Class A-T4, issued hereunder by the Issuer having an Initial Note Balance of $184,500,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class B-T4 Term Notes” means, the Term Notes, Class B-T4, issued hereunder by the Issuer having an Initial Note Balance of $7,900,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class C-T4 Term Notes” means, the Term Notes, Class C-T4, issued hereunder by the Issuer having an Initial Note Balance of $4,000,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class D-T4 Term Notes” means, the Term Notes, Class D-T4, issued hereunder by the Issuer having an Initial Note Balance of $3,600,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Corporate Trust Office” means with respect to the Series 2013-T4 Notes, the office of the Indenture Trustee at which at any particular time its corporate trust business will be administered, which office at the date hereof is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration–OC13S7.

“CRD” means the Capital Requirements Directive, as amended by Article 122a (effective as of January 1, 2011) and as the same may be further amended, restated or otherwise modified.

“Expected Repayment Date” means:

(i) for the Class A-T4 Term Notes, August 15, 2014;

(ii) for the Class B-T4 Term Notes, August 15, 2014;

(iii) for the Class C-T4 Term Notes, August 15, 2014; and

(iv) for the Class D-T4 Term Notes, August 15, 2014.

“Expense Rate” means, as of any date of determination, with respect to the Series 2013-T4 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (1) the product of the related Series Allocation Percentage for the Interim Payment Date or Payment Date immediately preceding such date multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) the product of the related Series Allocation Percentage for the Interim Payment Date or Payment Date immediately preceding such date multiplied by any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to payments to the Holders of the Series 2013-T4 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (3) the aggregate amount of related Series Fees payable by the Issuer on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2013-T4 Notes at the close of business on such date; provided, that, with respect to the first calculation of “Expense Rate” following the Issuance Date, such calculation shall include a “Series Allocation Percentage” as determined by the Administrator and the Administrative Agent.

“Facility Eligible Receivable” means, with respect to the Series 2013-T4 Notes, a Receivable:

(i) which constitutes a “general intangible,” “account” or “payment intangible” within the meaning of Section 9-102(a)(42), Section 9-102(a)(2) and Section 9-102(a)(61), respectively (or the corresponding provisions in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;

(ii) which is denominated and payable in United States dollars;

(iii) which arises under and pursuant to the terms of a Designated Servicing Agreement and, at the time the related Advance was made, (A) was determined by the Servicer or Subservicer, as applicable, in good faith to (1) be ultimately recoverable from the proceeds of the related Mortgage Loan, related liquidation proceeds or otherwise from the proceeds of or collections on the related Mortgage Loan and (2) comply with all requirements for reimbursement thereunder, and (B) was authorized pursuant to the terms of the related Designated Servicing Agreement;

(iv) which arises under a Facility Eligible Servicing Agreement;

(v) which is not subject to any Adverse Claim and in which all right, title and interest in and to such Receivable (including good and marketable title) have been validly sold and/or contributed by the Receivables Seller to the Depositor, and validly sold and/or contributed by the Depositor to the Issuer and, prior to the MSR Transfer Date, sold by the Servicer to the Receivables Seller;

(vi) with respect to which no representation or warranty made by the Receivables Seller or the Servicer in the Receivables Sale Agreement has been breached, which breach has continued uncured past the time at which the Servicer or the Receivables Seller was required to pay the Indemnity Payment with respect thereto pursuant to the Receivables Sale Agreement;

(vii) with respect to which, as of the date such Receivable was acquired by the Issuer, none of the Receivables Seller, the Servicer, the Subservicer or the Depositor had (A) taken any action that would impair the right, title and interest of the Indenture Trustee therein, or (B) failed to take any action that was necessary to avoid impairing the Indenture Trustee’s right, title or interest therein;

(viii) the Advance (other than a Servicing Fee Advance) related to which either (A) has been fully funded by the Servicer using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Designated Servicing Agreement) and/or Collections (as appropriate) in excess of the related Required Expense Reserve, and/or amounts drawn on Variable Funding Notes or out of funds in the Collection and Funding Account or Available Funds as provided herein, or (B) in the case of P&I Advances, will be funded on the related Funding Date and all amounts necessary to fund the related Advance are on deposit in an account under the exclusive control and direction of the Indenture Trustee pending remittance to the appropriate MBS trustees;

(ix) which relates to a Mortgage Loan that is secured by a first lien on the underlying mortgaged property;

(x) which does not relate to a Mortgage Loan the terms of which have been modified after the creation of such Receivable (for purposes of this clause, a Mortgage Loan has been modified only after the modification continues effective following any trial period);

(xi) which, if a Servicing Fee Advance Receivable, the provisions of the related Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule require that any unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any redemption in full under the applicable Servicing Fee Advance Designated Servicing Agreement; and

(xii) if a Servicing Fee Advance Receivable, which relates to a Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule.

“Facility Eligible Servicing Agreement” means, with respect to the Series 2013-T4 Notes, any Designated Servicing Agreement which, as of any date of determination, meets the following criteria:

(i) either OLS or an OFC-Owned Servicer (in either case, prior to the MSR Transfer Date) and HLSS (from and after the MSR Transfer Date) is the servicer under such Servicing Agreement and a Responsible Officer of the Servicer has received neither (A) any notice, or otherwise obtained actual knowledge, of the occurrence of any Unmatured Default or Servicer Termination Event by or with respect to the Servicer under such Servicing Agreement except (i) to the extent that, in the case of an Unmatured Default, such Unmatured Default has been cured prior to its becoming a Servicer Termination Event, and (ii) any Unmatured Default or Servicer Termination Event caused solely by the failure of a Collateral Performance Test or a Servicer Ratings Downgrade for which the Servicer shall not have received a written notice of pending termination, nor (B) notice of a judgment for monetary loss against the Servicer by a party to such Servicing Agreement or by a related securityholder, whose claim is for an aggregate amount greater than 5% of the aggregate Receivable Balance of the Receivables created pursuant to such Servicing Agreement;

(ii) all Receivables arising under such Designated Servicing Agreement are free and clear of any Adverse Claim in favor of any Person and the related MBS Trustee or other owner and any related monoline insurer or other credit enhancement provider shall have been delivered a notice in the form of Exhibit C to the Base Indenture signed by the Servicer;

(iii) such Designated Servicing Agreement provides that all Advances (not including Servicing Fee Advances) as to a Mortgage Loan are reimbursed on a “first-in, first out” or “FIFO” basis, such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to Advances of the same type with respect to that Mortgage Loan that were disbursed later in time;

(iv) such Designated Servicing Agreement is in full force and effect;

(v) an Eligible Subservicing Agreement is in full force and effect for all mortgage loans serviced by the Servicer under such Designated Servicing Agreement, and the related Subservicer (or OLS or any OFC-Owned Servicer as Servicer prior to the MSR Transfer Date) is an Eligible Subservicer and is in compliance with such Subservicing Agreement and, from and after the MSR Transfer Date, OLS, any other OFC-Owned Servicer or another servicer acceptable to the Administrative Agent, shall be serving as “hot back-up servicer” for HLSS under an agreement approved by the Administrative Agent;

(vi) such Designated Servicing Agreement includes an express provision for the assignment by the Servicer of its rights to be reimbursed for Advances (except in the case of Servicing Fee Advances); and, with respect to any Servicing Fee Advance Receivable, the related Servicing Fee Advance Designated Servicing Agreement does not prohibit the sale and/or contribution to the Issuer of, specifically, the rights to reimbursement for the Servicing Fee Advances under the related MBS Trust (as determined, regardless of the terms contained in such Servicing Fee Advance Designated Servicing Agreement, in the sole and absolute discretion of the Administrative Agent);

(vii) such Designated Servicing Agreement arises under and is governed by the laws of the United States or a state within the United States; and

(viii) the Servicer has not voluntarily elected to change the reimbursement mechanics of Advances under such Designated Servicing Agreement from a pool-level reimbursement mechanic to a loan-level reimbursement mechanic or from a loan-level reimbursement mechanic to a pool-level reimbursement mechanic without consent of each Administrative Agent; and

(ix) if such Designated Servicing Agreement is a subservicing agreement, the subservicing agreement and the related servicing or master servicing agreement provide that: (1) Servicer, as subservicer, under such agreement, is required to make all Advances on Mortgage Loans subserviced by a Servicer; (2) Servicer, as subservicer under such agreement, is entitled to reimbursement from all permitted sources under the Designated Servicing Agreement; (3) the related primary or master servicer agrees to remit to the Servicer, as subservicer, within two (2) Business Days of receipt thereof, any collections and reimbursements of P&I Advances, Corporate Advances and Escrow Advances it receives, without set-off; and (4) the related primary or master servicer agrees to reasonably cooperate with the Servicer, as subservicer, to obtain reimbursement of P&I Advances, Corporate Advances and Escrow Advances including, if either of such primary or master servicer or the Servicer, as subservicer, is terminated, by seeking immediate reimbursement therefor from the successor servicer or, failing that, on a first in-first out basis.

“General Collections Backstop” means, with respect to any Designated Servicing Agreement, provisions such that, if the Servicer determines that an Advance will not be recoverable out of late collections of the amounts advanced or out of insurance proceeds or liquidation proceeds from the Mortgage Loan with respect to which the Advance was made, the Servicer has the right to reimburse itself for such Advance out of any funds (other than prepayment charges) in the related MBS Trust Collection Account or out of general collections received by the Servicer with respect to any Mortgage Loans serviced under the same Designated Servicing Agreement, prior to any payment to any holders of any notes, certificates or other securities backed by the related mortgage loan pool, which securities included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related MBS Trust or any related trustee, custodian or credit enhancer.

“General Reserve Required Amount” means with respect to any Payment Date or Interim Payment Date, as the case may be, for the Series 2013-T4 Notes, an amount equal to on any Payment Date or Interim Payment Date four (4) month’s interest calculated at the Senior Rate on the Note Balance of each Class of Series 2013-T4 Notes as of such Payment Date or Interim Payment Date, as the case may be.

“Initial Note Balance” means, for any Note or for any Class of Notes, the Note Balance of such Note upon issuance, as follows:

(i) Class A-T4 Term Notes: $184,500,000;

(ii) Class B-T4 Term Notes: $7,900,000;

(iii) Class C-T4 Term Notes: $4,000,000; and

(iv) Class D-T4 Term Notes: $3,600,000.

“Interest Accrual Period” means, for the Series 2013-T4 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date with respect to any Class, the related Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2013-T4 Notes on any Payment Date shall be determined based on an assumed 30 day Interest Accrual Period, other than with respect to the first Payment Date which will be 37 days.

“Interest Day Count Convention” means 30 days divided by 360 other than with respect to the initial Payment Date which is 37 days divided by 360.

“Issuance Date” means August 8, 2013.

“Loan-Level Advance Receivable” means a Receivable (other than a Servicing Fee Advance Receivable) relating to a Designated Servicing Agreement identified on the Designated Servicing Agreement Schedule the provisions of which do not contain a General Collections Backstop with respect to the related Advances.

“Loan-Level Receivable” means a Loan-Level Advance Receivable or Loan-Level Servicing Fee Advance Receivable.

“Loan-Level Servicing Fee Advance Receivable” means a Servicing Fee Advance Receivable relating to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule the provisions of which do not contain a General Collections Backstop with respect to the related Servicing Fee Advances.

“Low Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $1,000,000 but less than $10,000,000, or (ii) that contains at least 15 but fewer than 50 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent that such Receivable Balances, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Low Threshold Servicing Agreements, cause the total Receivable Balances attributable to Small Threshold Servicing Agreements and Low Threshold Servicing Agreements, collectively, to exceed 7.50% of the total Receivable Balances of all Receivables included in the Facility.

“Market Value Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date and (B) the aggregate of all Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate Net Property Value of the Mortgaged Properties and REO Properties for Mortgage Loans that are serviced under such Designated Servicing Agreement on such date.

“Middle Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, or (ii) that contains at least 50 but fewer than 125 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Middle Threshold Servicing Agreements, cause the total Receivable Balances attributable to Small Threshold Servicing Agreements, Low Threshold Servicing Agreements and Middle Threshold Servicing Agreements, collectively, to exceed 15.00% of the aggregate of the Receivable Balances of all Receivables included in the Facility.

“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such month by (ii) the aggregate Receivable Balances funded by the Servicer using its own funds or facility funds as of the close of business on the last day of the Monthly Advance Collection Period.

“Mortgage Loan-Level Market Value Ratio” means, as of any date of determination with respect to a Mortgage Loan or REO Property that is secured by a first lien on the related Mortgaged Property, the ratio (expressed as a percentage) of (x) the aggregate Receivable Balance of all Receivables outstanding with respect to such Mortgage Loan or REO Property on such date over (y) the Net Property Value of such Mortgaged Property or REO Property on such date.

“MSRs” means mortgage servicing rights and rights to mortgage servicing rights, as applicable.

“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

“Net Property Value” means, with respect to any Mortgaged Property, (A) with respect to a Mortgage Loan with respect to which no payment is Delinquent (including any Mortgage Loan subject to a forbearance plan which is not Delinquent in accordance with such forbearance plan), the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property) or (B) with respect to a Delinquent Mortgage Loan, the product of (a) the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property), multiplied by (b) OLS’s established market and property discount value rate, minus (c) OLS’s brokerage fee and closing costs with respect to such Mortgaged Property, plus (d) any projected mortgage insurance claim proceeds.

“No-Payment at Termination Servicing Fee Advance Receivable” means a Servicing Fee Advance Receivable relating to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule the provisions of which do not require that all unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any involuntary transfer of servicing or any servicer termination.

“Note Interest Rate” means, with respect to the Series 2013-T4 Notes, the applicable Senior Rate, provided that: (i) on any day on which a Facility Early Amortization Event or an Event of Default shall have occurred and shall be continuing at the opening of business on such day, the “Note Interest Rate” for any Class of Notes shall equal the applicable Senior Rate plus 3.00% per annum; or (ii) in the event that any Class of Notes is not refinanced on the Expected Repayment Date, the “Note Interest Rate” of such Class of Notes shall equal the Senior Rate plus 1.00% per annum; provided, that, on any date of determination, the Interest Rate will never be a rate greater than the applicable Senior Rate plus 3.00% per annum.

“Note Rating Agency” means, for the Series 2013-T4 Notes, S&P.

“PSA Stressed Non-Recoverable Advance Amount” means as of any date of determination, the sum of:

(i) for all Mortgage Loans that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(ii) for all Mortgage Loans that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iii) for all Mortgage Loans that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iv) for all Mortgage Loans that are related to REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related REO Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero.

“Redemption Option Elimination Test” shall be satisfied, on any date of determination, if (A) the sum of (i) the aggregate of the aggregate Receivables Balance of all receivables included in the Trust Estate on the day before such date of determination, plus, if such date is a Funding Date, the Receivables Balance of all Facility Eligible Receivables included in the Trust Estate that will be created upon the funding of all P&I Advances to be funded on such Funding Date, plus (ii) all amounts on deposit in the Trust Accounts on such date of determination is equal to or greater than (B) the sum of (i) the aggregate Note Balances of all Outstanding Notes on such date of determination (after giving effect to all payments in respect of principal on such date, if such date is a Payment Date) and (ii) the product of (x) the aggregate Interest Payment Amounts due and payable with respect to all Outstanding Classes of all Series of Notes on the next succeeding Payment Date (plus the aggregate related Cumulative Interest Shortfall Amounts as of the immediately preceding Payment Date) and (y) the number of Payment Dates remaining from such date of determination to and including the latest Expected Repayment Date of any Series.

“Redemption Option Trigger Condition” means, for any Class of the Series 2013-T4 Notes and any Payment Date, the ratio (expressed as a percentage) of (i) the aggregate of the Collateral Values of all Facility Eligible Receivables included in the Trust Estate for the Series 2013-T4 Notes as of the close of business on the day before the related Determination Date, plus the pro forma Collateral Value of all Facility Eligible Receivables included in the Trust Estate for the Series 2013-T4 Notes that will be created upon the funding of all P&I Advances to be funded on such Payment Date, as applicable, each as reported in the related report prepared by the Calculation Agent, over (ii) the aggregate Note Balances of all Outstanding Notes of all Outstanding Series on such Payment Date (after giving effect to all payments in respect of principal on such Payment Date), is less than 100%.

“Redemption Percentage” means, for the Series 2013-T4 Notes, 10%.

“Restricted Servicing Fee Advance Receivable” means any Loan-Level Servicing Fee Advance Receivable or any No-Payment at Termination Servicing Fee Advance Receivable.

“Senior Rate” means, for: (i) the Class A-T4 Term Notes will be a rate per annum equal to 1.1830%; (ii) the Class B-T4 Term Notes will be a rate per annum equal to 1.5311%; (iii) the Class C-T4 Term Notes will be a rate per annum equal to 1.7794%; and (iv) the Class D-T4 Term Notes will be a rate per annum equal to 2.3247%.

“Series 2013-T4 Note Balance” means the aggregate Note Balance of the Series 2013-T4 Notes.

“Series 2013-T4/T5 Placement Agency Agreement” means that certain Placement Agency Agreement, dated August 1, 2013, by and among the Issuer, the Receivables Seller, Barclays Capital Inc., as Placement Agent, Wells Fargo, as Placement Agent, and Credit Suisse Securities (USA) LLC, as Placement Agent.

“Series 2013-T4 Redemption Option Trigger Event”: has the meaning set forth in Section 7(a)(ii).

“Small Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance of less than $1,000,000 or (ii) that contains at least one (1) but fewer than fifteen (15) Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent that such Receivables Balance, when added to the aggregate Receivables Balance of all Receivables outstanding with respect to Small Threshold Servicing Agreements, cause the total Receivables Balance attributable to Small Threshold Servicing agreements to exceed 2.50% of the total Receivables Balances of all Receivables included in the Facility.

“Stated Maturity Date” for the Series 2013-T4 Notes means August 15, 2014.

“Stressed Time” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is one (1), and the denominator of which equals the related Stressed Time Percentage times the Monthly Reimbursement Rate on such date.

“Stressed Time Percentage” means, for the Series 2013-T4 Notes, Class A-T4 Term Notes: 12.00%, Class B-T4 Term Notes: 17.25%, Class C-T4 Term Notes: 22.50% and Class D-T4 Term Notes: 31.00%.

“Target Amortization Amounts” means, for each Class of the Series 2013-T4 Notes, 1/12 of the Note Balance of such Class at the close of business on the last day of its Revolving Period, such amounts payable beginning on the first Payment Date after the beginning of the Target Amortization Period.

“Target Amortization Event” for any Class of the Series 2013-T4 Notes, means the earlier of (A) the related Expected Repayment Date for such Class or (B) the occurrence of any of the following conditions or events, which is not waived by 100% of the Holders of the Series 2013-T4 Notes:

(i) on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two (2) preceding Payment Dates is less than five (5) times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of all Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of Outstanding Notes during the related Monthly Advance Collection Period;

(ii) the occurrence of one or more Servicer Termination Events under Designated Servicing Agreements representing 15% or more (by Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements then included in the Facility, but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade or the transfer of subservicing of any such Designated Servicing Agreement without the prior written consent of the Administrative Agents;

(iii) the Monthly Reimbursement Rate is less than 5.00%; or

(iv) a Series 2013-T4 Redemption Option Trigger Event occurred and (i) the Issuer delivered a Trigger Event Redemption Notice and failed to deposit the Trigger Event Redemption Amount into the Note Payment Account on the related Trigger Event Redemption Payment Date, or (ii) a Redemption Option Trigger Condition continued to exist for each of the six Payment Dates following the Payment Date on which such Series 2013-T4 Redemption Option Trigger Event occurred; provided, that, on or prior to the occurrence of the Target Amortization Event under this clause (iv), (a) the Administrator, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or qualified) has not determined that such Series 2013-T4 Redemption Option Trigger Event has otherwise been cured or (b) the Redemption Option Elimination Test has not been satisfied as of such date.

“Target Amortization Period” means, for any Class of Series 2013-T4 Notes, as applicable, the period that begins upon both the occurrence of an applicable Target Amortization Event and ends upon the earlier of (i) a Facility Early Amortization Event and (ii) the date on which the Notes of such Class are paid in full.

“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement, the Series 2013-T4/T5 Placement Agency Agreement, the Series 2013-T4 Notes and the related Fee Letter (as defined in the Series 2013-T4/T5 Placement Agency Agreement), each as amended, supplemented, restated or otherwise modified from time to time.

“Trigger Advance Rate” means, for any Class within the Series 2013-T4 Notes, as of any date, the rate equal to (1) 100% minus (2) the product of (a) one-twelfth of the weighted average interest rates for all Classes of Series 2013-T4 Notes, as of such date plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such date.

“Trigger Event Redemption Amount”: has the meaning set forth in Section 7(b) hereof.

“Trigger Event Redemption Notice”: has the meaning set forth in Section 7(b) hereof.

“Trigger Event Redemption Payment Date”: has the meaning set forth in Section 7(a)(ii) hereof.

Section 3. Forms of Series 2013-T4 Notes.

The form of the Rule 144A Global Note and of the Regulation S Global Notes that may be used to evidence the Series 2013-T4 Term Notes in the circumstances described in Section 5.4(c) of the Base Indenture are attached to the Base Indenture as Exhibits A-1 and A-3, respectively. For the avoidance of doubt, and subject to the terms and provisions of Section 5.4 of the Base Indenture, the Series 2013-T4 Term Notes are to be issued Book-Entry Notes.

Section 4. Collateral Value Exclusions.

For purposes of calculating “Collateral Value” in respect of the Series 2013-T4 Notes, the Collateral Value shall be zero for any Receivable that:

(i) is attributable to any Designated Servicing Agreement to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100%;

(ii) is attributable to any Designated Servicing Agreement to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 25%;

(iii) is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement;

(iv) is attributable to a Designated Servicing Agreement that is a Low Threshold Servicing Agreement;

(v) is attributable to a Designated Servicing Agreement that is a Middle Threshold Servicing Agreement;

(vi) is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances outstanding with respect to that same Designated Servicing Agreement, would cause the total Receivable Balances attributable to such Designated Servicing Agreement to exceed 15% of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate;

(vii) is a Loan-Level Advance Receivable, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Loan-Level Advance Receivables, cause the total Receivable Balances attributable to Loan-Level Advance Receivables to exceed 15% of the total Receivable Balances of all Receivables included in the Trust Estate;

(viii) is a Servicing Fee Advance Receivable that the Administrative Agent has not provided its written consent (in its sole and absolute discretion), notwithstanding that such Servicing Fee Advance Receivable satisfies clauses (xi) and (xii) of the definition of Facility Eligible Receivable. For the avoidance of doubt, for so long as the Administrative Agent determines that the Servicing Fee Advance Receivables related to any Servicing Fee Advance Designated Servicing Agreement cannot be afforded a positive Collateral Value, the related Designated Servicing Agreement shall not be considered a Servicing Fee Advance Designated Servicing Agreement in respect of the Series 2013-T4 Notes;

(ix) is a Loan-Level Servicing Fee Advance Receivable attributable to a Mortgaged Property, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding for all other Loan-Level Servicing Fee Advance Receivables with respect to such Mortgaged Property, causes the total Receivable Balance for all Loan-Level Servicing Fee Advance Receivables to exceed 15% of the Net Property Value of such Mortgaged Property;

(x) (A) is a Loan-Level Receivable whose Receivable Balance, when added to the aggregate Receivable Balances of all Receivables with respect to the related Mortgage Loan or REO Property, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0% or (B) is a Receivable related to a Mortgage Loan or REO Property that is attributable to a Small Threshold Servicing Agreement whose Receivable Balance, when added to the aggregate Receivable Balances of all Receivables related to the Mortgage Loan or REO Property that is attributable to a Small Threshold Servicing Agreement, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0%;

(xi) is a Restricted Servicing Fee Advance Receivable attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding for all other Restricted Servicing Fee Advance Receivables with respect to all Designated Servicing Agreements, causes the total Receivable Balance for all Restricted Servicing Fee Advance Receivables to exceed 3.25% of the total Receivable Balance of all Receivables included in the Trust Estate; and

(xii) is a Servicing Fee Advance Receivable which has not been reimbursed in full under the related Servicing Fee Advance Designated Servicing Agreement as of the remittance date following the liquidation of the related Mortgage Loan and final reporting with respect thereto.

Section 5. General Reserve Account.

In accordance with the terms and provisions of this Section 5 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a General Reserve Account with respect to the Series 2013-T4 Term Notes for the benefit of the Series 2013-T4 Noteholders.

Section 6. Payments; Note Balance Increases; Early Maturity.

The Paying Agent shall allocate payments of interest, principal, fees and expenses to the Series 2013-T4 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

The Paying Agent shall make payments of the Senior Interest Amount and Cumulative Interest Shortfall Amounts allocable to the Series 2013-T4 Notes to the holders of the Series 2013-T4 Notes as follows: first, to the Class A-T4 Term Notes, the Senior Interest Amount and Cumulative Interest Shortfall Amount for such Class, thereafter, to the Class B-T4 Term Notes, the Senior Interest Amount and Cumulative Interest Shortfall Amount for such Class, thereafter, to the Class C-T4 Term Notes, the Senior Interest Amount and Cumulative Interest Shortfall Amount for such Class, and thereafter, to Class D-T4 Term Notes, the Senior Interest Amount and Cumulative Interest Shortfall Amount for such Class.

The Paying Agent shall make payments of principal on the Series 2013-T4 Notes on each Payment Date in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture during any Target Amortization Period or in any Full Amortization Period. The Target Amortization Amount allocated to the Series 2013-T4 Notes during the Target Amortization Period shall be applied by the Paying Agent pro rata among the Classes of Series 2013-T4 Notes based on their respective Target Amortization Amounts. Any payments of principal allocated to the Series 2013-T4 Notes during a Full Amortization Period shall be paid to the holders of the Series 2013-T4 Notes in the following order of priority, first, to the Class A-T4 Term Notes, pro rata, until their Note Balance has been reduced to zero, second, to the Class B-T4 Term Notes, pro rata, until their Note Balance has been reduced to zero, third, to the Class C-T4 Term Notes, pro rata, until their Note Balance has been reduced to zero, and fourth, to the Class D-T4 Term Notes, pro rata, until their Note Balance has been reduced to zero.

Notwithstanding anything to the contrary in Section 8.1(a)(i) of the Base Indenture, an Event of Default under Section 8.1(a)(i) shall exist on the Series 2013-T4 Notes only if there is a default (which default continues for a period of two (2) Business Days following written or electronic notice from the Indenture Trustee or the Administrative Agents), in the payment of any principal, Senior Interest Amount or any Fees due and owing on any Payment Date (including without limitation the full aggregate amount of any Target Amortization Amounts due on such Payment Date).

Section 7. Optional Redemption and Refinancing.

(a) (i) The Series 2013-T4 Term Notes are subject to optional redemption by the Issuer pursuant to Section 13.1 of the Base Indenture, in whole but not in part with respect to such Notes. Any supplement to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Holders of any of the Notes pursuant to Section 12(a)(iv) of the Base Indenture.

(ii) On any date following the occurrence of a Redemption Option Trigger Condition for two (2) consecutive Payment Dates and on which the Series 2013-T5 Term Notes are no longer outstanding (such event a “Series 2013-T4 Redemption Option Trigger Event”), the Issuer has the right, but not the obligation, to redeem all classes of Series 2013-T4 Notes in whole but not in part on any Payment Date on or after the Payment Date on which the Redemption Option Trigger Event has occurred (a “Trigger Event Redemption Payment Date”).

(b) If the Issuer, at the direction of the Administrator, elects to redeem the Series 2013-T4 Notes pursuant to this Section 7, it shall notify the Indenture Trustee, Administrative Agent, the Holders of the Series 2013-T4 Notes and each related Note Rating Agency of such redemption at least ten (10) days prior to the Trigger Event Redemption Payment Date. All notices of redemption pursuant to this Section 7(b) (a “Trigger Event Redemption Notice”) shall state (i) the Series of Notes to be redeemed, (ii) the date on which the redemption of such Notes to be redeemed will occur, which will be the Trigger Event Redemption Payment Date, and (iii) the redemption price for such Series of Notes (the “Trigger Event Redemption Amount””), which shall be an amount equal to the sum of (i) the Note Balance of all Outstanding Notes of such Series of Notes as of the applicable Trigger Event Redemption Payment Date and (ii) all accrued and unpaid interest on such Notes prior to such Trigger Event Redemption Payment Date (in each case after giving effect to all payments made pursuant to Section 4.5 of the Base Indenture and Section 6 hereof.

(c) Following delivery of a Trigger Event Redemption Notice by the Issuer, the Issuer, on or before the Business Day prior to the related Trigger Event Redemption Payment Date, shall deposit the Trigger Event Redemption Amount for the Series 2013-T4 Notes into the Note Payment Account. The Indenture Trustee after all disbursements pursuant to Section 4.5 of the Base Indenture are made on such Payment Date, shall distribute the Trigger Event Redemption Amount to the holders of the Series 2013-T4 Notes and complete the redemption of such Notes.

Section 8. [RESERVED].

Section 9. Series Reports.

(a) Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2013-T4 Notes:

(i) the unpaid principal balance of the Mortgage Loans subject to any Small Threshold Servicing Agreement, Low Threshold Servicing Agreement and Middle Threshold Servicing Agreement;

(ii) for each Small Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(iii) for each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(iv) for each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(v) the Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100%;

(vi) the Market Value Ratio for each Designated Servicing Agreement, and whether the Market Value Ratio for such Designated Servicing Agreement exceeds 25%;

(vii) (A) a list of each Target Amortization Event for the Series 2013-T4 Notes and presenting a “yes” or “no” answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Monthly Advance Collection Period preceding the upcoming Interim Payment Date and (B) whether any Target Amortization Amount that has become due and payable has been paid;

(viii) whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has zero Collateral Value by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement, and indicating the related provision affecting such Receivable;

(ix) a calculation of the Net Proceeds Coverage Percentage in respect of each of the three (3) preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three (3)), and the arithmetic average of the three;

(x) the Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;

(xi) the PSA Stressed Non-Recoverable Advance Amount for the upcoming Payment Date or Interim Payment Date; and

(xii) the Trigger Advance Rate for each Class of Series 2013-T4 Notes.

In addition to the information provided in the above Calculation Agent Report, to the extent the following information is specifically provided to the Calculation Agent by HLSS or OLS, the Calculation Agent shall promptly, from time to time, provide such other financial or non-financial information, documents, records or reports with respect to the Receivables or the condition or operations, financial or otherwise, of HLSS or OLS, including any information available to HLSS or OLS, as the Administrative Agents or any Noteholder may from time to time reasonably request in order to assist the Administrative Agents or such Noteholder in complying with the requirements of Article 122a(4) and (5) of the CRD as may be applicable to the Administrative Agents or such Noteholder; provided, that this Section 9(a) shall be applicable to any and all other Series of Notes issued under the Base Indenture.

(b) Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.

(c) Limitation on Indenture Trustee Duties. The Indenture Trustee shall have no independent duty to verify: (i) the occurrence of any of the events described in clause (ii) of the definition of “Target Amortization Event;” or (ii) compliance with clause (vi) of the definition of “Facility Eligible Servicing Agreement.”

Section 10. Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Holders of the Series 2013-T4 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(b) and Article XII thereof and Section 12 hereof, as applicable, have been satisfied.

Section 11. Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

Section 12. Amendments.

(a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture, and in addition to and otherwise subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Holders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agents, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, may amend this Indenture Supplement for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; (ii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any provision in the final Private Placement Memorandum dated August 5, 2013, as it may be amended or supplemented from time to time; (iii) to take any action necessary to maintain the rating currently assigned by the applicable Note Rating Agency and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; (iv) to issue additional Classes of Series 2013-T4 Notes in accordance with Section 7 of this Indenture Supplement; or (v) to amend any other provision of this Indenture Supplement.

(b) In addition to the provisions described in “Description of the Indenture—Amendments to the Indenture” in the Memorandum, any amendment and/or supplemental indenture to the Indenture Supplement related to the Series 2013-T4 Notes, executed in accordance with the issuance of any new Series of Notes shall not be considered an amendment or supplemental indenture for the purposes of such Indenture Supplement. Accordingly, any such amendment and/or supplemental indenture to the Indenture Supplement related to the Series 2013-T4 Notes may amend, modify or supplement such Indenture Supplement without the consent of the Holders of the Series 2013-T4 Notes; provided, that no such amendment or supplemental indenture shall be effective unless the Issuer obtains an Issuer Tax Opinion and furnishes such Issuer Tax Opinion to the Indenture Trustee; provided, further, that no such amendment or supplemental indenture may, without the consent of each Noteholder holding any Class of Series 2013-T4 Notes affected thereby: (a) change the Determination Date, Expected Repayment Date, General Reserve Required Amount, Interim Payment Date, Payment Date, Record Date, Redemption Date, Redemption Payment Date, Scheduled Amortization Date, Stated Maturity Date, Target Amortization Event, Target Amortization Amount or Target Amortization Period related to the Series 2013-T4 Notes, or reduce the Note Balance or the interest rate thereof, or change the coin or currency in which the principal of such Class of Series 2013-T4 Notes or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after Stated Maturity Date; (b) amend or modify Sections 4.4, 4.5, 4.6 or 6.10 or Article XII of the Base Indenture or Sections 5, 6, 7 or 12 of such Indenture Supplement; (c) change the percentage interest, the consent of whose Noteholders is required in order to perform any action pursuant to the terms and provisions of any Transaction Document; (d) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in the Transaction Documents; (e) except as otherwise expressly provided in the Transaction Documents, deprive any Noteholder of the benefit of a valid first priority perfected security interest in the Collateral; or (f) except as otherwise expressly provided in the Transaction Documents, release from the Lien set forth in the Transaction Documents all or any portion of the Collateral.

Section 13. Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 14. Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 15. Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2013-T4 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2013-T4 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Holders of Series 2013-T4 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2013-T4 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2013-T4 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 15 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2013-T4 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 15 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2013-T4 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 16. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

IN WITNESS WHEREOF, HLSS Servicer Advance Receivables Trust, as Issuer, HLSS Holdings, LLC (as Administrator on behalf of the Issuer and as Servicer (on and after the MSR Transfer Date)), Ocwen Loan Servicing, LLC (as Servicer (prior to the MSR Transfer Date)), Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and Barclays Bank plc (as Administrative Agent), have caused this Indenture Supplement relating to the Series 2013-T4 Notes, to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee	DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on or after the MSR Transfer Date)	OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:	By:
Name:	Name:
Title:	Title:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

Signature Page to Indenture Supplement – HLSS Series 2013-T4 Notes